SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                  _________________

                                       FORM 8-K

                                    CURRENT REPORT
                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


                  Date of Report (Date of earliest event reported):
                                    May 22, 1995



                         NATIONWIDE CELLULAR SERVICE, INC.
                (Exact Name of Registrant as Specified in Its Charter)



             Delaware                     0-14959          11-2692099
          (State or Other Jurisdiction  (Commission     (I.R.S. Employer
             of Incorporation)           File Number)   Identification No.)



           20 East Sunrise Highway, Valley Stream, New York   11581-1252
              (Address of Principal Executive Offices)        (Zip Code)


                                 (516) 568-2000
                 (Registrant's Telephone Number, Including Area Code)






          Item 5.   Other Events.

               On May 22, 1995, the registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with MCI Communications Corporation ("MCI") and NTS Acquisition Corp. ("NTS"), pursuant to which NTS, an indirect wholly-owned subsidiary of MCI, will be merged into the registrant and each outstanding share of Common Stock, $.01 par value per share, of the registrant (the "Registrant Common Stock") will be cancelled and the holders thereof will be entitled to receive $18.50 per share in cash (the "Merger"). The Merger Agreement provides that immediately prior to the effectiveness of the Merger the registrant will make a distribution (the "Distribution") of the shares of Common Stock, $.001 par value per share, of Cellular Technical Services Company, Inc. (the "CTS Common Stock") then owned by the registrant to the holders of record of Registrant Common Stock. The Distribution will be in an amount per share of Registrant Common Stock as follows: (i) if the average closing market price of CTS Common Stock on each of the three trading days ending on the date immediately preceding the Distribution (the "Distribution Price") is equal to or less than $22.00 per share, then each share of Registrant Common Stock shall be entitled to receive that number of shares of CTS Common Stock equal to the quotient obtained by dividing 3,980,000 by the sum of the then outstanding shares of Registrant Common Stock and the shares of Registrant Common Stock then reserved for issuance upon exercise of outstanding options and warrants to purchase shares of Registrant Common Stock, and
          (ii) if the Distribution Price per share is more than $22.00 per share, then each share of Registrant Common Stock shall be entitled to receive that number of shares of CTS Common Stock equal to the quotient obtained by dividing (a) (x) the number of shares which, based on the Distribution Price, have an aggregate value equal to the product of $22.00 times 3,980,000, plus (y) the number of shares which, based on the Distribution Price, have an aggregate value equal to the product of 60% of the difference between the Distribution Price and $22.00 times 3,980,000 by (b) the sum of the then outstanding shares of Registrant Common Stock and the shares of Registrant Common Stock then reserved for issuance upon exercise of outstanding options and warrants to
          purchase shares of  Registrant Common Stock.   Upon the
          effectiveness of the Merger, each outstanding stock option and stock purchase warrant for Registrant Common Stock will be cancelled and the holder thereof entitled to receive (a) an amount in cash equal to the difference, if any, between $18.50 and the exercise price of such option or warrant, whether or not then vested or exercisable, multiplied by the number of shares of Registrant Common Stock subject to such option or warrant, and (b) the number of shares of CTS Common Stock equal to the total number of shares of Registrant Common Stock subject to such option or warrant multiplied by the number of shares of CTS Common Stock distributable per share of Registrant Common Stock pursuant to the






          Distribution. In no event will the registrant deliver any fractional shares in the Distribution. In lieu of such fractional shares, the registrant will deliver cash to each holder of Registrant Common Stock who would otherwise be entitled to a fractional share in an amount equal to such fraction times the Distribution Price rounded to the nearest $0.01. Consummation of the Merger and the Distribution are subject to certain conditions described in the Merger Agreement. In connection with the execution of the Merger Agreement, the registrant and MCI jointly issued a press release. The full text of the Merger Agreement and the press release are attached hereto as Exhibits 2 and 99, respectively, and are incorporated herein by reference.

          Item 7.   Financial Statements, Pro Forma
                    Financial Information and Exhibits

          (c)  Exhibits:

               Exhibit Number      Description

               2* Agreement and Plan of Merger dated May 22, 1995 among MCI Communications Corporation, NTS Acquisition Corp. and Nationwide Cellular Service, Inc.

               99*                 Press Release issued May 22, 1995.


               _______________________________
               *     Filed herewith.




























                                     S I G N A T U R E


                         Pursuant to the requirements of the Securities
               Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NATIONWIDE CELLULAR SERVICE, INC.
                                             (Registrant)


               Date: June 6, 1995
                                        By: /s/ Stephen Katz
                                            Stephen Katz, Chairman of the
                                              Board and Chief Executive
                                              Officer







































                                       EXHIBIT INDEX


       Exhibit Number Description                            Page Number

       2*             Agreement and Plan of Merger dated            5
                      May 22, 1995 among MCI Communications
                      Corporation, NTS Acquisition Corp.
                      and Nationwide Cellular Service, Inc.

       99*            Press Release issued May 22, 1995.
                                                                   91






























               _______________________________
               *   Filed herewith.